SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                             FORM 8-K
                          CURRENT REPORT



                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported)
                        September 5, 1997


                       Energen Corporation
      (Exact name of registrant as specified in its charter)


                             Alabama
          (State or other jurisdiction of incorporation)



        1-7810                              63-0757759
  (Commission File No.)       (IRS Employer Identification No.)




         2101 Sixth Avenue North
           Birmingham, Alabama                       35203
          (Address of principal                    (Zip Code)
          executive offices)

                          (205) 326-2700
       (Registrant's telephone number including area code)
Item 5. Other Events

Energen is delivering to the Holders of record as of the Record
Date a consent solicitation statement, which describes the Solicitation in more detail.

Energen Corporation today announced that it has received the requisite consents from holders of two corporate debt obligations to implement proposed amendments to the indentures under which the Company issued its 8% Debentures Due February 1, 2007, and its Series 1993 Notes. The purpose of the amendments is to remove certain covenants which restrict Energen's ability to incur indebtedness.

Energen has solicited consents from the holders of record of such debt obligations at the close of business August 11, 1997. Holders who properly deliver consents to the amendments by 5 p.m. CDT on September 9, 1997, will receive the consent consideration of $10 per $1,000 principal amount of the debt obligation(s) owned by them.

Energen is a diversified energy holding company based in Birmingham, Alabama. Its two major lines of business are natural gas distribution and oil and gas exploration and production.










                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           ENERGEN CORPORATION

DATE: September 5, 1997                     By /s/ G. C. Ketcham

                                              G. C. Ketcham
                                        Executive Vice President,
                                         Chief Financial Officer
                                              and Treasurer